UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


        Date of report (Date of earliest event reported): January 10, 2005


                         VOLT INFORMATION SCIENCES, INC.
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             (Exact Name of Registrant as Specified in Its Charter)



          New York                       1-9232                  13-5658129
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(State or Other Jurisdiction           (Commission            (I.R.S. Employer
      of Incorporation)                File Number)          Identification No.)



560 Lexington Avenue, New York, New York                           10022
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(Address of Principal Executive Offices)                         (Zip Code)


                                 (212) 704-2400
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              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[]   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))
[]   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

       On  January  10,  2005,  the  Company   determined   that  the  Company's
consolidated financial statements for fiscal years 2000 through 2003 and the first two quarters of fiscal 2004, as previously issued, should not be relied upon as a result of inappropriate application of accounting principles for revenue recognition by the Company's telephone directory publishing operation in Uruguay. As a result, the Company will restate in its Annual Report on Form 10-K for the fiscal year ended October 31, 2004 its previously issued financial results for the fiscal years 2000 through 2003 and the first two quarters of fiscal 2004 and will also file an amended Annual Report for the fiscal year ended November 2, 2003. The Company's operation in Uruguay printed and distributed its Montevideo telephone directory each year during the October/November time frame and revenue recognition should have taken place in the first six months of each fiscal year instead of in the fourth quarter of the preceding fiscal year. This restatement involves only the timing of when certain advertising revenue and related costs and expenses are recognized. Among other things, this required adjusting $2.5 million in net sales and $0.7 million in net income from the fourth quarter of fiscal 2003 to the first half of fiscal 2004, $2.1 million in net sales and $0.2 million in net income from the fourth quarter of fiscal 2002 to the first half of fiscal 2003 and $2.5 million in net sales and $0.3 million in net income from the fourth quarter of fiscal 2001 to the first half of fiscal 2002. As a result, for fiscal year 2004 Uruguay will report a net loss of $2.3 million on net sales of $6.2 million, compared to the Company's net income of $33.7 million on net sales of $1.9 billion. For fiscal year 2003 Uruguay will report a net loss of $1.6 million on net sales of $6.8 million, compared to the Company's net income of $4.2 million on net sales of $1.6 billion. Additional information is contained in the Company's Current Report on Form 8-K for an event dated January 11, 2005. The Company has discussed with Ernst & Young LLP, the Company's independent registered public accounting firm, the matters disclosed in this Current Report on Form 8-K.

       Ernst & Young LLP, the Company's independent registered public accounting firm, issued on January 10, 2005 an unqualified opinion on the Company's financial statements for the fiscal year ended October 31, 2004.



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

                               S I G N A T U R E S
                               -------------------

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  VOLT INFORMATION SCIENCES, INC.


Date     January 14, 2005             By: /s/ James J. Groberg
                                      ------------------------------------------
                                      James J. Groberg, Senior Vice President
















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